Exhibit 99.1

Marchex Reports Third Quarter 2006 Financial Results

SEATTLE, WA – November 8, 2006 – Marchex, Inc. (NASDAQ: MCHX, MCHXP) today reported its results for the third quarter ended September 30, 2006.

Consolidated Financial Results:

•	Revenue was $32.3 million for the third quarter of 2006, a 26% increase compared to $25.6 million for the same period of 2005.

•	GAAP net loss applicable to common stockholders was $411,000 for the third quarter of 2006 or $0.01 per share, compared to GAAP net income applicable to common stockholders of $27,000 or $0.00 per share for the same period of 2005. The third quarter 2006 results included non-cash stock-based compensation expense recorded under the fair value method of $3.2 million, compared to non-cash stock-based compensation expense of $558,000 for the same period in 2005.

•	We provide a reconciliation of GAAP EPS to Adjusted Non-GAAP EPS in the last financial tables attached to this press release and encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures. Adjusted non-GAAP EPS for the third quarter of 2006 was $0.13, compared to $0.09 for the same period of 2005. Some Wall Street analysts use non-GAAP measures to analyze our operating results, which may include adjusted non-GAAP EPS, adjusted operating income before amortization and adjusted EBITDA. We present GAAP measures with equal or greater prominence than non-GAAP measures and such non-GAAP measures should not be considered a substitute for, or superior to, GAAP results.

•	Adjusted operating income before amortization was $8.6 million for the third quarter of 2006, which is an increase of 26% compared to $6.8 million for the same period of 2005. A reconciliation of non-GAAP adjusted operating income before amortization to GAAP operating income (loss) and GAAP net income (loss) is attached to the financial tables included in this release.

•	Adjusted EBITDA was $10.2 million in the third quarter of 2006, which is an increase of 26% compared to $8.1 million for the same period of 2005. A reconciliation of operating income (loss) before taxes, depreciation, amortization and gain/loss on sales and disposals of intangible assets to GAAP net cash provided by operating activities is attached to the financial tables included in this release.

•	Third quarter results and outlook for the remainder of 2006, reflect in part the following events and trends:

•	An increase in revenue attributable to proprietary traffic sources in the third quarter;

•	A sequential increase of more than 10% in the third quarter of 2006 over the second quarter of 2006 in rates from Marchex’s proprietary advertisers accessing proprietary traffic sources;

•	An increase in the third quarter of 2006 in monetization per user from proprietary traffic sources;

•	Lower revenue in recent months from advertisers in certain vertical categories such as finance and real estate, driven by lower third party inventory and lower advertiser budgets;

•	Lower than anticipated third party revenue-per-click rates in certain areas including decreases versus prior year and prior quarter levels; and

•	In the near term, we anticipate increasingly higher professional service costs associated with year-end public company reporting requirements.

“Marchex made significant product development and solid operational progress in the third quarter,” said Russell C. Horowitz, Marchex Chairman and CEO. “We believe that we are putting the product and technology elements together that will drive utility, user retention and long term growth in our proprietary network and we plan to continue our significant investment toward building these products and expanding our online footprint.”

Updated Statistics and Recent Highlights:

•	Proprietary traffic: Marchex today announced that its proprietary network of vertical and local Web sites attracted approximately 28 million unique visitors for the month of September 2006. Unique visitor statistics are based on internal traffic logs, which calculate unique IP (Internet protocol) addresses on an unduplicated basis during a given month. For the third quarter in 2006, revenue attributable to proprietary traffic sources was $12.3 million.

•	Updated data from initial local and vertical Web sites with Open List integration: Marchex today announced the results from the initial launch of its local and vertical Web sites on May 30, 2006, which featured integrations from Marchex’s search technology and content aggregation engine, Open List (www.openlist.com). Selected results and trends from the 29 beta Web sites are as follows and represent data for the full month of September 2006 versus data for the average of the months of March, April and May 2006, which were the three months prior to launch (such selected results and trends are not indicative of future results and trends).

i.	Pageviews – Pageviews to these beta Web sites increased more than 300% for the month of September 2006 over the average pageviews for the months of March, April and May 2006.

ii.	Revenue – Revenue from these beta Web sites increased more than 90% for the month of September 2006 over the average revenue for the months of March, April and May 2006.

iii.	Traffic Referrals – For the month of September 2006, referring traffic to these beta Web sites was generated from the following sources: 10% from natural / algorithmic search engines with the remainder principally from direct type-in traffic or bookmarks.

iv.	Search Keywords – Data indicates that referring traffic to the Web sites from natural / algorithmic search engines was driven by more than exact match search queries. For the month of September 2006, an average beta Web site generated traffic from search engine referrals resulting from 60 unique search keywords or keyword phrases. For example, natural / algorithmic search traffic to www.sushibar.com was generated by more than 125 unique search keywords or keyword phrases.

•	Launch of additional Web sites with expanded Open List search and content platform: Marchex today announced that it has expanded its Open List search technology and content aggregation engine to include relevant searchable content and data covering 20,000 specific business categories and more than 15 million unique business listings and associated pieces of content, up from approximately one million listings and related content just a few months ago. While this information is not yet accessible at the Open List Web site, Marchex has made relevant parts of it available on more than 50 vertical / local Web sites as part of its continued effort to add relevant content and services across its network of more than 200,000 Web sites.

•	New portal for Marchex-owned Web sites: In 2007, Marchex plans to relaunch the Open List search platform and leverage it as a gateway for its network of 200,000 Web sites. This gateway site will offer a search product for consumers and allow consumers to easily navigate back to a home search page, from Marchex’s network of Web sites. In addition, this site will offer a variety of marketing opportunities for advertisers and advertiser aggregator partners.

•	Partner, or third-party, distribution: During the quarter, Marchex announced new premium publisher wins with TheStreet.com and Line56 Media. This adds to Marchex’s relationships with more than 100 vertically focused and brand-name online publishers, such as BusinessWeek Online, The Motley Fool, Forbes.com, and the Ziff Davis online properties.

•	Advertiser product introduction: Earlier this week, Marchex announced the launch of the Marchex Network, an advertising network featuring Marchex’s more than 200,000 Web sites as the foundation of its proprietary traffic available to advertisers. Advertisers can directly bid for placement on a Cost-Per-Click basis across Marchex’s network of Web sites, based on designated keywords and categories. The advertiser sign-up process is accessible on most of Marchex’s 200,000 Web sites via a link stating: ‘Advertise on this Network.’

Marchex Financial Guidance:

Marchex is updating its previous guidance provided on August 8, 2006, as follows:

2006 consolidated revenue range estimate:	$128 million to $131 million

2006 adjusted operating income before amortization target range:	$33 million to $35 million

Long-term adjusted operating income before amortization margins:	30% or more

Conference Call and Webcast Information:

Management will hold a conference call, starting at 5:00 p.m. EDT on Wednesday, November 8, 2006 to discuss its third quarter 2006 results and other company updates. To access the call by live Webcast, please log onto the Investor Relations section of the Marchex Web site (www.marchex.com/ir.html). An archived version of the Webcast will also be available, beginning two hours after completion of the call, at the same location.

About Marchex, Inc.

Marchex (www.marchex.com) is a technology driven search and media company focused on vertical and local online traffic. Specifically, the company is focused on search marketing, local search, and direct navigation. Marchex’s platform of integrated performance-based advertising and search marketing services enables merchants to efficiently market and sell their products and services across multiple online distribution channels, including search engines, product shopping engines, directories and selected Web sites.

Forward looking statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, acquisitions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of August 8, 2006 and Marchex undertakes no duty to update the information provided herein.

Non-GAAP Financial Information:

To supplement Marchex’s consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including OIBA, Adjusted OIBA, Adjusted EBITDA and Adjusted non-GAAP EPS. Marchex also provides Pro Forma Revenue information for the three and nine months ended September 30, 2005 and 2006 as if the Name Development and Pike Street asset acquisitions and the IndustryBrains acquisition in 2005, and the AreaConnect and Open List asset acquisitions in 2006 occurred as of January 1, 2005, and the AreaConnect and Open List asset acquisitions in 2006 occurred as of January 1, 2006, respectively.

OIBA represents income (loss) from operations plus (1) stock-based compensation expense and (2) amortization of acquired intangible assets. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Additionally, Marchex’s management uses Adjusted OIBA which excludes any gain/loss on sales and disposals of intangible assets as this is viewed as non-recurring in nature. Adjusted OIBA is the basis on which Marchex’s internal budgets are based and by which Marchex’s management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex’s consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other non-cash and non-recurring expenses. Adjusted EBITDA represents income before interest, income taxes, depreciation, amortization, stock compensation expense, and gain/loss on sales and disposals of intangible assets. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex’s management to measure its ability to fund operations and its financing obligations.

Adjusted non-GAAP EPS represents Adjusted Net Income divided by weighted average fully diluted shares outstanding for Adjusted non-GAAP EPS purposes. Adjusted Net Income generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain non-recurring items and represents net income (loss) available to common shareholders plus: (1) stock based compensation expense, (2) amortization of acquired intangible assets, (3) gain/loss on sales and disposals of intangible assets, (4) other income (expense) and (5) the cumulative effect of changes in accounting principles. Adjusted non-GAAP EPS includes dilution from options and warrants per the treasury stock method and includes the weighted average number of all potential common shares relating to convertible preferred stock and restricted stock. Shares outstanding for Adjusted non-GAAP EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes. Financial analysts and investors may use Adjusted non-GAAP EPS to analyze Marchex’s financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions and to evaluate a company’s operating performance compared to that of other companies in its industry.

Marchex’s management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. These non-GAAP terms, as defined by Marchex, may not be comparable to similarly titled measures used by other companies. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information:

Mark S. Peterson

Vice President of Public Relations

206.331.3344

mark@marchex.com

Trevor Caldwell

Vice President of Investor Relations & Strategic Initiatives

Marchex, Inc.

206.331.3316

tcaldwell@marchex.com

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MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30,
	2005	2006
Revenue	$25,627,677	$32,326,116

Expenses:
Service costs (1)	13,280,344	15,184,125
Sales and marketing (1)	3,197,809	5,962,465
Product development (1)	1,038,257	2,689,912
General and administrative (1)	1,870,984	3,109,209
Amortization of acquired intangible assets	5,191,699	5,309,102

Total operating expenses	24,579,093	32,254,813

Gain (loss) on sales and disposals of intangible assets, net	—	(68,513)

Income from operations	1,048,584	2,790
Interest income and other, net	532,043	821,263

Income before provision for income taxes	1,580,627	824,053
Income tax expense	871,277	812,795

Net income	709,350	11,258
Convertible preferred stock dividends	682,813	422,147

Net income (loss) applicable to common stockholders	$26,537	$(410,889)

Basic and diluted net income (loss) applicable to common stockholders	$0.00	$(0.01)
Shares used to calculate basic net income (loss) per share applicable to common stockholders	36,043,092	38,720,191
Shares used to calculate diluted net income (loss) per share applicable to common stockholders	38,144,506	38,720,191
(1) Includes stock compensation allocated as follows:
Service costs	$(131,034)	$268,654
Sales and marketing	437,983	845,594
Product development	(125,895)	884,156
General and administrative	376,904	1,210,301

Total stock compensation expense	$557,958	$3,208,705

Prior to January 1, 2006, Marchex accounted for stock compensation under Accounting Principles Board, Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). In accordance with APB 25, Marchex historically used the intrinsic value method to account for stock compensation. As of January 1, 2006, Marchex accounts for stock compensation under the fair value method as prescribed by Statement of Financial Accounting Standards No. 123-R (SFAS 123R). As Marchex adopted the modified prospective method, results for the prior year have not been restated under the fair value method for GAAP purposes.

In accordance with SEC Staff Accounting Bulletin No. 107, stock-based compensation is no longer presented as a separate line item on the Consolidated Statement of Operations. The stock-based compensation is now presented in the same lines as cash compensation paid to the same individuals. Stock-based compensation recognized in the prior period has been reclassified to conform with the presentation in the current period.

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Nine Months Ended September 30,
	2005	2006
Revenue	$65,191,682	$95,153,161

Expenses:
Service costs (1)	34,822,513	45,056,393
Sales and marketing (1)	6,382,121	17,236,349
Product development (1)	3,252,001	7,470,331
General and administrative (1)	4,841,571	10,364,929
Amortization of acquired intangible assets	13,224,507	15,343,966

Total operating expenses	62,522,713	95,471,968

Gain (loss) on sales and disposals of intangible assets, net	—	284,766

Income (loss) from operations	2,668,969	(34,041)
Interest income and other, net	1,388,939	2,307,371

Income before provision for income taxes	4,057,908	2,273,330
Income tax expense	1,820,866	2,305,247

Income (loss) before cumulative effect of a change in accounting principle	2,237,042	(31,917)
Cumulative effect of a change in accounting principle, net of tax (2)	—	151,341

Net income	2,237,042	119,424
Convertible preferred stock dividends and conversion payment	1,714,619	2,338,229

Net income (loss) applicable to common stockholders	$522,423	$(2,218,805)

Basic net income (loss) applicable to common stockholders	$0.02	$(0.06)
Diluted net income (loss) applicable to common stockholders	$0.01	$(0.06)
Shares used to calculate basic net income (loss) per share applicable to common stockholders	33,886,928	38,065,347
Shares used to calculate diluted net income (loss) per share applicable to common stockholders	36,188,819	38,065,347
(1) Includes stock compensation allocated as follows:
Service costs	$3,600	$760,607
Sales and marketing	753,414	2,836,843
Product development	22,755	2,446,530
General and administrative	421,896	4,113,376

Total stock compensation expense	$1,201,665	$10,157,356

Prior to January 1, 2006, Marchex accounted for stock compensation under Accounting Principles Board, Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). In accordance with APB 25, Marchex historically used the intrinsic value method to account for stock compensation. As of January 1, 2006, Marchex accounts for stock compensation under the fair value method as prescribed by Statement of Financial Accounting Standards No. 123-R (SFAS 123R).

As Marchex adopted the modified prospective method, results for the prior year have not been restated under the fair value method for GAAP purposes.

In accordance with SEC Staff Accounting Bulletin No. 107, stock-based compensation is no longer presented as a separate line item on the Consolidated Statement of Operations. The stock-based compensation is now presented in the same lines as cash compensation paid to the same individuals. Stock-based compensation recognized in the prior period has been reclassifed to conform with the presentation in the current period.

(2)	As a result of the adoption of SFAS 123R, Marchex recorded an amount from the cumulative impact of the accounting change.

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited)

	December 31, 2005	September 30, 2006
Assets
Current assets:
Cash and cash equivalents	$63,090,941	$69,334,818
Trade accounts receivable, net	14,401,814	14,539,441
Prepaid expenses and other current assets	1,818,211	2,400,316
Refundable taxes	3,835,542	3,146,204
Deferred income tax assets	428,855	358,081

Total current assets	83,575,363	89,778,860
Property and equipment, net	3,402,262	7,331,859
Deferred income tax assets	—	2,121,944
Intangibles and other assets, net	15,447,504	12,984,003
Goodwill	180,637,076	200,742,308
Intangible assets from acquisitions, net	51,346,944	42,127,241

Total assets	$334,409,149	$355,086,215

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,258,423	$9,052,542
Accrued expenses and other current liabilities	1,755,970	2,149,649
Deferred revenue	2,291,374	2,491,013

Total current liabilities	13,305,767	13,693,204
Deferred income tax liabilities	397,481	—
Other non-current liabilities	92,309	98,076

Total liabilities	13,795,557	13,791,280
Stockholders’ equity:
Convertible preferred stock	54,121,678	34,116,491
Class A common stock	119,282	119,217
Class B common stock	254,839	274,651
Additional paid-in capital	271,949,963	311,932,041
Deferred stock-based compensation	(3,042,016)	—
Accumulated deficit	(2,790,154)	(5,147,465)

Total stockholders’ equity	320,613,592	341,294,935

Total liabilities and stockholders’ equity	$334,409,149	$355,086,215

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of Revenue to Pro Forma Revenue

(unaudited)

	Three months ended September 30, 2005	Three months ended September 30, 2006	Nine months ended September 30, 2005	Nine months ended September 30, 2006
Revenue, as reported	$25,627,677	$32,326,116	$65,191,682	$95,153,161
Name Development pro forma revenue	—	—	2,544,459	—
Pike Street pro forma revenue	—	—	1,230,494	—
IndustryBrains pro forma revenue	686,823	—	6,188,897	—
AreaConnect pro forma revenue	400,973	—	892,606	649,675
Open List pro forma revenue	54,104	—	59,353	156,511
Pro forma eliminations	(3,387)	—	(36,086)	(22,259)

Pro forma Revenue	$26,766,190	$32,326,116	$76,071,405	$95,937,088

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income (Loss) to Operating Income Before Amortization (OIBA)

and Adjusted Operating Income Before Amortization (Adjusted OIBA)

(unaudited)

	Three Months Ended September 30,
	2005	2006
Net income (loss) applicable to common stockholders	$26,537	$(410,889)
Convertible preferred stock dividends	682,813	422,147

Net income	709,350	11,258
Income tax expense	871,277	812,795

Income before provision for income taxes	1,580,627	824,053
Interest income and other, net	(532,043)	(821,263)

Income from operations	1,048,584	2,790
Stock-based compensation	557,958	3,208,705
Amortization of acquired intangible assets	5,191,699	5,309,102

Operating income before amortization (OIBA)	6,798,241	8,520,597
Gain/loss on sales and disposals of intangible assets, net	—	68,513

Adjusted operating income before amortization (Adjusted OIBA)	$6,798,241	$8,589,110

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income (Loss) to Operating Income Before Amortization (OIBA)

and Adjusted Operating Income Before Amortization (Adjusted OIBA)

(unaudited)

	Nine Months Ended September 30,
	2005	2006
Net income (loss) applicable to common stockholders	$522,423	$(2,218,805)
Convertible preferred stock dividends and conversion payment	1,714,619	2,338,229

Net income	2,237,042	119,424
Cumulative effect of a change in accounting principle, net of tax (1)	—	151,341

Income (loss) before cumulative effect of a change in accounting principle	2,237,042	(31,917)
Income tax expense	1,820,866	2,305,247

Income before provision for income taxes	4,057,908	2,273,330
Interest income and other, net	(1,388,939)	(2,307,371)

Income (loss) from operations	2,668,969	(34,041)
Stock-based compensation	1,201,665	10,157,356
Amortization of acquired intangible assets	13,224,507	15,343,966

Operating income before amortization (OIBA)	17,095,141	25,467,281
Gain/loss on sales and disposals of intangible assets, net	—	(284,766)

Adjusted operating income before amortization (Adjusted OIBA)	$17,095,141	$25,182,515

(1)	As a result of the adoption of SFAS 123R, Marchex recorded an amount from the cumulative impact of the accounting change.

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation from Net Cash provided by Operating Activities to Adjusted EBITDA

(unaudited)

	Three Months Ended September 30,
	2005	2006
Net cash provided by operating activities	$3,667,596	$11,152,291
Changes in asset and liabilities, net of effects of acquisitions	4,540,461	(1,105,044)
Provision for income taxes	871,277	812,795
Other item - facility relocation	17,980	—
Interest income and other, net	(532,043)	(829,164)
Income and excess tax benefits related to stock options	(470,069)	192,651

Adjusted EBITDA	$8,095,202	$10,223,529

	Nine Months Ended September 30,
	2005	2006
Net cash provided by operating activities	$10,068,630	$26,833,818
Changes in asset and liabilities, net of effects of acquisitions	10,294,873	625,347
Provision for income taxes	1,820,866	2,305,247
Other item - facility relocation	36,690	43,431
Interest income and other, net	(1,384,939)	(2,317,135)
Income and excess tax benefits related to stock options	(798,162)	2,025,351

Adjusted EBITDA	$20,037,958	$29,516,059

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP EPS to Adjusted Non-GAAP EPS

(unaudited)

	Three Months Ended September 30,
	2005	2006
Adjusted Non-GAAP EPS	$0.09	$0.13

Net income (loss) per share applicable to common stockholders - diluted (GAAP EPS)	$0.00	$(0.01)
Shares used to calculate diluted net income (loss) per share applicable to common stockholders	38,144,506	38,720,191
Net income (loss) applicable to common stockholders	$26,537	$(410,889)
Stock-based compensation	557,958	3,208,705
Amortization of acquired intangible assets	5,191,699	5,309,102
Gain/loss on sales and disposals of intangible assets, net	—	68,513
Interest income and other, net	(532,043)	(821,263)
Estimated impact of income taxes	(1,668,546)	(2,241,493)

Adjusted Non-GAAP net income applicable to common stockholders	$3,575,605	$5,112,675

Adjusted Non-GAAP EPS	$0.09	$0.13

Shares used to calculate diluted net income (loss) per share applicable to common stockholders	38,144,506	38,720,191
Weighted average stock options and warrants and common shares subject to repurchase or cancellation (if applicable)	210,750	1,757,902

Shares used to calculate Adjusted Non-GAAP EPS	38,355,256	40,478,093

For Adjusted Non-GAAP EPS, the impact of restricted stock (common shares subject to repurchase or cancellation) is based on the weighted average of restricted stock outstanding as compared with diluted shares for GAAP purposes, which included restricted stock on a treasury stock method basis.

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP EPS to Adjusted Non-GAAP EPS

(unaudited)

	Nine Months Ended September 30,
	2005	2006
Adjusted Non-GAAP EPS	$0.25	$0.34

Net income (loss) per share applicable to common stockholders - diluted (GAAP EPS)	$0.01	$(0.06)
Shares used to calculate diluted net income (loss) per share applicable to common stockholders	36,188,819	38,065,347
Net income (loss) applicable to common stockholders	$522,423	$(2,218,805)
Stock-based compensation	1,201,665	10,157,356
Amortization of acquired intangible assets	13,224,507	15,343,966
Gain/loss on sales and disposals of intangible assets, net	—	(284,766)
Cumulative effect of a change in accounting principle, net of tax (1)	—	(151,341)
Interest income and other, net	(1,388,939)	(2,307,371)
Estimated impact of income taxes	(4,574,426)	(6,755,422)

Adjusted Non-GAAP net income applicable to common stockholders	$8,985,230	$13,783,617

Adjusted Non-GAAP EPS	$0.25	$0.34

Shares used to calculate diluted net income (loss) per share applicable to common stockholders	36,188,819	38,065,347
Weighted average stock options and warrants and common shares subject to repurchase or cancellation (if applicable)	89,372	2,237,408

Shares used to calculate Adjusted Non-GAAP EPS	36,278,191	40,302,755

For Adjusted Non-GAAP EPS, the impact of restricted stock (common shares subject to repurchase or cancellation) is based on the weighted average of restricted stock outstanding as compared with diluted shares for GAAP purposes, which included restricted stock on a treasury stock method basis.

(1)	As a result of the adoption of SFAS 123R, Marchex recorded an amount from the cumulative impact of the accounting change.